UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023 (January 26, 2023)

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 W 30th St New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of te Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 30, 2023, Payoneer Global Inc. (the “Company”) announced that Robert Clarkson will depart as Chief Revenue Officer of the Company on February 15, 2023. Mr. Clarkson will remain employed in an advisory role to assist with the transition of his duties and responsibilities through September 1, 2023.

In connection with Mr. Clarkson’s departure from the Company, the Company and Mr. Clarkson entered into a Separation Agreement and General Release, dated January 26, 2023 (the “Separation Agreement”). The Separation Agreement provides that Mr. Clarkson will cease to serve as Chief Revenue Officer on February 15, 2023 (the “Cessation Date”). Mr. Clarkson will continue to be employed by the Company to assist with the transition of his duties until September 1, 2023 (the “Separation Date”). The Separation Agreement provides that in exchange for Mr. Clarkson’s continued employment as an advisor through the Separation Date, his continued compliance with the restrictive covenants and a release of claims, the Company will provide Mr. Clarkson: (i) salary continuation payments through the Separation Date at a rate equal to his annual base salary in effect as of the Cessation Date, payable in accordance with the Company’s regular payroll schedule; (ii) continued vesting of his restricted stock units through August 2, 2023; (iii) participation in the Company’s benefit plans through the Separation Date; and (iv) payment of the value of any accrued but unused vacation days up until and including the Cessation Date, to be paid on the Cessation Date. The Separation Agreement also provides that Mr. Clarkson agrees that, from the Cessation Date through December 31, 2023, he will not compete with the Company, will not solicit or hire any employees of the Company or solicit any customer or potential customer of the Company.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

January 30, 2023	By:	/s/ Scott Galit
	Name:	Scott Galit
	Title:	Co-Chief Executive Officer